                                                  Exhibit 10.27.2


               CONSENT TO ASSIGNMENT OF AGREEMENT


     This CONSENT TO ASSIGNMENT OF AGREEMENT ("Consent to
Assignment"), dated as of March 1, 1996, is executed by PHILADELPHIA UNITED POWER CORPORATION, a Pennsylvania corporation, ("PUPCO"), GRAYS FERRY COGENERATON PARTNERSHIP, a
Pennsylvania general partnership ("Assignor"), and THE CHASE
MANHATTAN BANK, N.A., ("Assignee"), as agent for the Banks under the Credit Agreement (as defined below).

                            RECITALS

     A. Pursuant to the Amended and Restated Project Services Agreement, dated September 17, 1993, by and between PUPCO and Assignor, as modified by that certain Agreement Relating to Amended and Restated Steam Venture Agreement and Amended and Restated Project Services Agreement, dated September 29, 1995 (as the same may be amended from time to time as permitted hereby (the "Project Services Agreement"), the parties thereto have set forth certain agreements regarding, inter alia, operation and maintenance of the Project. The Project Services Agreement is referred to herein as the "Assigned Agreement".

     B. Pursuant to the Credit Agreement, as the same may be amended from time to time, dated as of March 1, 1996 (the "Credit Agreement"), by and among Assignor, Assignee and the financial institutions named therein (the "Banks"), Assignee shall make available to Assignor certain construction and term loans and issue certain letters of credit as described therein, each on the terms and conditions set forth therein, to enable Assignor to finance the development, construction and equipping of the Facility (as defined therein).

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     It is a condition precedent to the funding by Assignee under the Credit Agreement that PUPCO execute and deliver this Consent to Assignment to Assignee.

                            AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein shall have the meaning specified in the Assigned Agreement or, if not defined therein, as defined in the Credit Agreement.

     2.   Consent to Assignment.

     PUPCO acknowledges receipt of the Security Agreement dated as of March 1, 1996 (as the same may be amended from time to time, "Security Agreement"), by and between Assignor and Assignee, pursuant to which Assignor has assigned its interest under the Assigned Agreement to Assignee on behalf of Assignee and the Banks and consents to the Assignor's transfer, assignment, grant of a security interest and all other provisions described therein, and agrees with Assignee for the Benefit of the Banks as follows:

          (a) Assignee shall be entitled (but not obligated) to exercise all rights and to cure any defaults of Assignor under the Assigned Agreement. Upon receipt of notice from Assignee, PUPCO agrees to accept such exercise and cure by Assignee and to render all performance due by it under the Assigned Agreement and this Consent to Assignment to the Banks. PUPCO agrees to make all payments to be made by It under the Assigned Agreement directly to Assignee for the benefit of the Banks upon receipt of Assignee's written instructions.

          (b) PUPCO will not, without the prior written consent of Assignee (such consent not to be unreasonably withheld), (i) cancel or terminate the Assigned Agreement except as provided in the Assigned Agreement and in accordance with paragraph 2(c) hereof, or consent to or accept any cancellation or termination thereof by Assignor, (ii) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its interest in the Assigned Agreement, or (iii) amend or modify the Assigned Agreement in any material respect. PUPCO agrees to deliver duplicates or copies of all notices of default delivered under or pursuant to the Assigned Agreement to Assignee promptly upon receipt or delivery thereof and will advise Assignee of any non-material amendments to the Assigned Agreement.

          (c) PUPCO will not terminate the Assigned Agreement on account of any default or breach of Assignor thereunder without written notice to Assignee and first providing to Assignee (i) thirty (30) days from the date notice of default or breach is delivered to Assignee to cure such default if such default is the failure to pay amounts to PUPCO which are due and payable under the Assigned Agreement or (ii) a reasonable opportunity, but not fewer than ninety (90) days following the date notice of default or breach is delivered to Assignee to cure such breach or default if the breach or default cannot be cured by the payment of money to PUPCO so long as Assignee or its designee shall have commenced to cure the breach or default within such ninety day period and thereafter diligently pursues such cure to completion and continues to perform any monetary obligations under the Assigned Agreement and all other obligations under the Assigned Agreement are performed by Assignor or Assignee. If possession of the "Project" (as defined in the Credit Agreement) is necessary to cure such breach or default, and Assignee or its designee(s) or assignee(s) declare Assignor in default and commence foreclosure proceedings, Assignee or its designee(s) or assignee(s) (will be allowed a reasonable period to complete such proceedings. If Assignee or its designee(s) or assignee(s) are prohibited by any court order or bankruptcy or insolvency proceedings from curing the default or from commencing or prosecuting foreclosure proceedings, the foregoing time periods shall be extended by the period of such prohibition. PUPCO consents to the transfer of Assignor's interest under the Assigned Agreement to the Banks or any of them or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by Assignor in lieu of foreclosure and agrees that upon such foreclosure, sale or conveyance, PUPCO shall recognize the Banks or any of them or other purchaser or grantee as the applicable party under the Assigned Agreement (provided that such Banks or purchaser or grantee assumes the obligations of Assignor under the Assigned Agreement).

          (d) In the event that the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if the Assigned Agreement is terminated for any reason other than a default which could have been but was not cured by Assignee as provided in paragraph 2(c) above, and if, within forty-five (45) days after such rejection or termination, the Banks or their successors or assigns shall so request, PUPCO will execute and deliver to the Banks, and if applicable, their successors and assigns, a new Assigned Agreement, which Assigned Agreement shall be on the terms and conditions as the original Assigned Agreement for the remaining term of the Assigned Agreement before giving effect to such termination.

          (e) In the event the Banks or their designee(s) or assignee(s) elect to perform Assignor's obligations under the Assigned Agreement or to enter into a new Assigned Agreement as provided in subparagraph (c) or (d) respectively above, the Banks, their designee(s) and assignee(s), shall have no personal liability to PUPCO for the performance of such obligations, and the sole recourse of PUPCO in seeking the enforcement of such obligations shall be to such parties' interest in the Project.

          (f) In the event the Banks or their designee(s) or assignee(s) succeed to Assignor's interest under the Assigned Agreement, the Banks or their designee(s) or assignee(s) shall cure any defaults for failure to pay amounts owed under the Assigned Agreement, but shall not otherwise be required to perform or be subject to any defenses or offsets by reason of any of Assignor's other obligations under the Assigned Agreement that were unperformed at such time. The Banks shall have the right to assign all or a pro rata interest in the Assigned Agreement or a new Assigned Agreement entered into pursuant to subparagraph (d) to a person or entity to whom the Project is transferred, provided such transferee assumes the obligations of Assignor (or the Banks) under the Assigned Agreement. Upon such assignment, Assignee and, if applicable, the Banks (including their agents and employees) shall be released from any further liability thereunder to the extent of the interest assigned.

          (g) The parties hereto agree that this Consent to Assignment is given by PUPCO on the condition that if there are any inconsistencies between this Consent to Assignment and the Assigned Agreement, this Consent to Assignment shall control.

     3.   Specific Provisions Related to the Assigned Agreement.

          (a)  The Section of the Assigned Agreement entitled
"Background to Restatement" is deleted in its entirety and replaced by the following:

          "[Intentionally Omitted]"

          (b)  The Section of the Assigned Agreement entitled
"Recitals" is deleted in its entirety and replaced by the following:

                            RECITALS

     Owner is a general partnership owned by O'Brien (Schuylkill) Cogeneration, Inc. ("O'Brien"), a wholly owned subsidiary of O'Brien Environmental Energy, Adwin (Schuylkill) Cogeneration, Inc. ("Adwin"), a wholly owned subsidiary of Adwin Equipment Company, and Trigen-Schuylkill Cogeneration, Inc. ("TSC"), a wholly owned subsidiary of Trigen Energy Corporation and an affiliate of Trigen-Philadelphia Energy Corporation ("Trigen"), formerly known as Philadelphia Thermal Energy Corporation ("PTEC"). All references hereinafter to PTEC shall mean Trigen. O'Brien, Adwin and TSC each hold 1/3 interests in Owner. The steam will be sold to Trigen pursuant to an Amended and Restated Steam Purchase Agreement dated September 17, 1993 (the "Amended Steam Purchase Agreement"), and Owner is leasing space for the cogeneration facility pursuant to an Amended and Restated Site Lease between Owner and Trigen dated September 17, 1993. Owner now wishes to retain Operator to operate and maintain the cogeneration facility."


          (c) The definition of "Agreement Year" is amended to delete the "Phase I" throughout the definition.

          (d) The definition of "Auxiliary Boiler" is deleted in its entirety and replaced by the following:

          "means the high-pressure boiler to
          be constructed by Owner pursuant to
          the Steam Venture Agreement."

          (e) The following is inserted at the end of the definition of "Credit Agreement":

          ", as such agreement may be
          amended, restated or supplemented
          from time to time."

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          (f)  The definition of "Electricity Purchase Agreement"
is deleted in its entirety and replaced by the following:

          "means, collectively, (a) the Agreement
          for Purchase of Electric Output (Phase
          I) dated as of July 28, 1992, ~) the
          Agreement for Purchase of Electric
          Output Phase II) dated as of July 28,
          1992, (c) the Contingent Capacity
          Purchase Addenda Phase I), dated as of
          September 17, 1993, and (d) the
          Contingent Capacity Purchase Addenda
          Phase II), dated as of September 17,
          1993, (e) Amendment Agreement to Power
          Purchase Agreements, dated January 31,
          1994, each between Assignor and PECO, as such agreements may be amended, restated or supplemented from time to time."

          (g) The following is added to the definition of "Energy Revenues" after Steam Purchase Agreement":

          "in respect of sales of electricity
          and/or steam generated by the Project".

          (h) The definition of "Final Acceptance" is deleted in its entirety and replaced by the following:

          "'Final Acceptance' shall have the
          meaning ascribed thereto in the Turnkey
          Construction Contract."

          (i) The word "formal" is deleted from the definition of "Fuel".

          (j) The definition of "Full Operation Date" is deleted in its entirety and replaced by the following:

          "'Full Operation Date' means the Project Acceptance
     Date."

          (k) The definition of "Interconnection Facilities" is amended to add the following in the second line after the word
"facilities":

          "which are to be maintained by Owner,
          except for facilities which are the
          property of PECO";

and the words in the fourth line beginning "which are maintained..." through the end of the sentence are deleted and replaced by the following:

          "(including the Project's transmission lines)."

          (l) The definition of "lender" is deleted in its entirety and replaced by the following:

          "'Lender' means the lending
          institution(s) holding the senior
          secured debt of the Project from time to time."


          (m) In the fourth line of the definition of "Manuals" after the word "Operator" insert the following:

          "and approved by the Independent
          Engineer (with respect to the original
          issue of Manuals only)".

          (n) The following definitions are added to the Assigned Agreement in alphabetical order:

          "'Availability' means has the meaning as defined in Appendix 2 of the Assigned
          Agreement.

          'Independent Engineer' means Stone &
          Webster or its successors and assigns.

          'Project Acceptance' has the meaning
          given in the Steam Purchase Agreement.

          'Project Acceptance Date' has the
          meaning given in the Steam Purchase
          Agreement."

          (o) The definition of "Gas Turbine" is deleted in its entirety and replaced by the following:

          "'Gas Turbine' means a Westinghouse
          501D5A combustion turbine."

          (p) The following definitions are deleted in their entirety: "Phase I"; "Phase II"; "Phase I Availability"; "Phase II Availability"; "Phase I Minimum Take Requirement"; "Phase H Minimum Take Requirement"; "Phase I Project Acceptance Date"; and "Phase H Project Acceptance Date".

          (q) The last sentence of the definition of "Project" is deleted and the following is inserted in the fourth line of such definition after the word "Site":

          ",including the Interconnection
          Facilities to the extent such facilities do not belong to PECO".

          (r) The definition of "Project Agreements" is amended to include the Electricity Purchase Agreement and the Turnkey
Construction Contract and the following is inserted at the end of such definitions:

          ",as any of the same may be modified or
          amended from time to time".

          (s) The following is inserted at the end of the definition of "PTEC":

          ",including any successor(s) to the assets of PTEC."

          (t) The following is inserted at the end of the definition of Site:

          ", including any easements with respect
          to the Project related thereto."

          (u) The definition of "Substantially Completed" is deleted in its entirety and replaced by the following:

          "'Substantially Complete' means that
          Provisional Acceptance, as such term is
          defined in the Turnkey Construction
          Contract, has been achieved."

          (v) Section 2.1 is deleted in its entirety and replaced by the following:

          "[Intentionally Omitted]"

          (w)  In Section 2.2, all references to "Phase I" and
"Phase II" are deleted.

          (x) In Section 2.3, delete the word "each" in the first line; in the fifth line after the word "hours" insert ", capacity revenues; in the tenth line after the word "Operator" insert ",after consultation with Owner"; in the eleventh line after the word "Revenues" insert "and capacity revenues"; and at the end of the Section add the following:

          "Operator shall perform the foregoing
          services in accordance with the
          requirements of all insurance policies,
          warranties, specifications and
          guarantees of Operator and Owner and of
          their respective suppliers, contractors, subcontractors and vendors."

          (y) In Section 2.4, the reference to "Phase II" is deleted and the word "either" is deleted in both places in the last sentence of such Section and replaced with the word "the". In addition, the following language is added to the end of the fourth sentence in such section:

          ", after Operator providing Owner and
          lender's independent engineer with a
          reasonable opportunity to approve the
          bid documentation prepared by Operator".

          (z) In Section 2.5.1, the word "each" in the third line is deleted.

          (aa) In Section 2.5.2, in the second line the words "each Phase of" are deleted; in the fourth line the words "for each Phase" (as hereinafter defined) are deleted; in the sixth line the words "either Phase of" are deleted; and in the ninth line the words "that Phase of' are deleted.

          (bb) In Section 2.9, delete the words "described in
Appendix 1 hereto which shall be prepared within sixty (60) days after execution of the Electricity Purchase Agreement" and insert the words "as described herein".

          (cc) The following is added to the end of Section 2.10:

          "provided that, where the subject matter in the Manual which is being revised had previously been approved by Owner, revision of such subject matter shall not be made without the prior written approval of Owner."

          (dd) The following parenthetical is added to the first sentence of Section 2.11:

          "(in the case of subcontracts having a
          value of $100,000 or more, after Owner's prior written consent)".

          (ee) Section 2.12 is deleted in its entirety and replaced with the following:

               "During the Mobilization Period,
          Owner shall be responsible for
          reimbursing Operator for all costs of
          staffing and start-up in accordance with a phased staffing plan to be agreed by the Parties and for a fee equal to twenty-five thousand dollars
          ($25,000.00) per month to a maximum
          aggregate total of one hundred fifty
          thousand dollars ($150,000)."

          (ff) The words "Phase I" are deleted from Section 2.13.

          (gg) Section 3.1 is deleted in its entirety and replaced with the following:

          "3.1 Acceptance of Project. The
          responsibility for the continuous
          operation of the Project, as provided in
          Section 2.3, shall belong to Operator,
          and Operator shall accept and shall be
          deemed to have accepted such
          responsibility on the Project Acceptance
          Date, or in the event neither
          Provisional Acceptance nor Final
          Acceptance under the Turnkey
          Construction Agreement occurs, the date
          Owner takes over the operation of the
          Project and commences to utilize the
          Project for its intended use. Any
          defects in the Project and the
          performance levels achieved in each
          Final Performance Test of the Project
          shall be noted on a schedule (the
          "Acceptance Schedule") to be executed by Owner and Operator as of the date of Final Acceptance. If Owner elects to accept or occupy the Project from Construction Contractor in a less than Substantially Completed condition, appropriate adjustments may be made in the Annual Operating Plans to reflect increased costs reasonably expected to be incurred by Operator in operating the Project in a less than Substantially
          Completed condition and such adjustments shall be included on the Acceptance
          Schedule. Execution of the Acceptance
          Schedule shall not constitute a waiver
          or release of any claim, right or remedy which Owner may have against
          Construction Contractor pursuant to the
          Turnkey Construction Agreement nor shall it otherwise affect the obligations of the Parties pursuant hereto."

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          (hh) In Section 4.2, in the third sentence after the
word "visitors" the following is inserted:

          "(including lender or lender's independent engineer)".

          (ii) Section 4.3 is deleted in its entirety and replaced by the following:

          "4.3 Annual Operating Plan. Attached
          hereto as Appendix 6 is the first Annual
          Operating Plan.  Not later than 95 days
          prior to the first day of each Agreement
          Year, Operator shall submit to Owner and Independent Engineer for approval a proposed Annual Operating Plan for the upcoming Agreement Year. Each Annual
          Operating Plan shall describe in detail
          projected maintenance and overhaul
          schedules, capital expenditure
          requirements, equipment acquisitions and spare parts and consumables inventories
          (including a breakdown of capital items
          and expense items), hours of operation,
          purchased electricity, projected Fuel
          usage and other variable costs,
          projected electricity and steam
          generated for sale, projected capacity
          revenues and Energy Revenues, staffing
          plans, data regarding expected
          environmental performance and such other matters as Owner may reasonably require.
          The proposed Annual Operating Plan shall also include a budget for operation and maintenance of the Project, including the estimated prices based on time and materials for all anticipated operating and maintenance costs for the upcoming
          Agreement Year.  Owner and Independent
          Engineer shall indicate in writing their approval or disapproval of the Annual
          Operating Plan within fifteen (15) days
          of such submission, and in the event of
          disapproval by either Owner or

          Independent Engineer, the Parties shall
          meet and resolve in good faith any areas of disagreement. If a new Agreement Year begins without an Annual Operating Plan having been accepted by Owner,
          Independent Engineer and Operator, the
          Annual Operating Plan for the prior
          Agreement Year shall continue in effect, with all costs set forth therein increased monthly by the Consumer Price
          Index Percentage for the most recent
          month for which the Consumer Price Index is available. Any actions proposed under the Annual Operating Plan shall be consistent with the Manuals and
          Operator's obligations as described in
          Sections 2.2 and 2.3.  Operator shall
          notify Owner and Independent Engineer as soon as reasonably possible of any significant deviations or discrepancies from the projects contained in the Annual Operating Plan. Any material adjustment proposed by Operator shall be subject to Owner's and Independent
          Engineer's prior written approval (the
          Parties agree that a deviation or
          discrepancy of 10% will constitute a
          significant deviation or discrepancy for purposes of this section)."

          (jj) The words "and the Independent Engineer" are inserted after the word "Owner" both times such word appears in line six of Section 4.4.

          (kk) The words "Phase I Availability and Phase II" are deleted from the thirteenth line of such section.

          (ll) The first sentence of Section 4.6 is deleted in its entirety and replaced by the following:

          "Operator shall maintain the Project in
          accordance with the requirements of all
          manufacturer's warranties, which
          warranties shall be owned by Owner and
          enforced by Operator on behalf of
          Owner.".

          (mm) The words "and 2B (For Phase I and Phase II, respectively)" are deleted from the seventh line of Section 5.5(a); the words "for Phase I and for Phase II are" in the eighth line of such section are deleted and replaced by the word "is"; the word "collectively" is deleted from the ninth line of such section; and the word "PUPCO" in the nineteenth line is deleted and replaced by "Trigen".

          (nn) The last sentence of Section 5.5(b) is deleted in replaced by the following:

          "Except to the extent Liquidated Damages include a component of consequential damages, Operator shall not be liable to Owner for consequential damages for
          Operator's failure to achieve the
          Performance Standards. In addition to
          collecting such Liquidated Damages,
          Owner may terminate this Agreement as
          provided in Section 5.5(a).
          Notwithstanding the foregoing, the
          parties agree and acknowledge that
          Owner's sole remedies shall be limited
          to Liquidated Damages and termination of the Assigned Agreement."

          (oo) The words "or otherwise undesirable" are deleted from Section 5.6 and the "," between the words ";illegal" and "uneconomical" in the eighth line is deleted and replaced by the word "or".

          (pp) In the first sentence of Section 5.8, the words
"for each Phase" are deleted.

          (qq) Attached hereto as Appendix 2 is the Appendix 2 referred to in the Assigned Agreement.

          (rr) Section 6.1(a) is deleted in its entirety and replaced by the following:

          "[Intentionally Omitted]".

          (ss) In Section 6.1(1)), the words "Subject to ....
Phase I Annual Fee," are deleted and all references to "Phase II" are deleted. The last paragraph of Section 6.1(1)) is also deleted.

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          (tt) Section 6.1(c), (d) and (e) are each deleted in
their entirety and replaced by the following:

          "[Intentionally Omitted]".

          (uu) The references to "Phase I" and "Phase II" in each of Sections 6.1(f), (g) and (h) and 6.2(a), (b) and (e) are deleted.

          (vv) In the second sentence of Section 6.2(1), the words "Phase I Minimum Take Requirement or the Phase II" are deleted.

          (ww) Section 6.2(d) is deleted in its entirety and replaced with the following:

          "[Intentionally Omitted]"

          (xx) The following language is added to the end of
Section 6.2(e):

          ", subject to the provisions of Article
          7 of the Credit Agreement and the terms
          of the PUPCO Subordination Agreement"

          (yy) The following language is added to the end of
Section 6.3(d):

          ",unless such failure is due to Owner's
          inability to pay such amount pursuant to the provisions of Article 7 of the Credit Agreement, an Event of Default under the Credit Agreement or the terms of the PUPCO Subordination Agreement."

          (zz) Section 6.3(e) is deleted in its entirety and replaced with the following:

          "[Intentionally Omitted]"

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          (aaa)     Section 6.4 is deleted in its entirety and
replaced with the following:

          "6.4 Electric Capacity Fee. In addition
          to the Annual Fees set forth above,
          Owner shall pay PUPCO thirty percent
          (30%) of all payment received by Owner
          pursuant to the Contingent Capacity
          Purchase Addendum, payable within five
          (5) days after Owner receives each such
          payment, unless Owner is unable to make
          such payment due to the provisions of
          Article 7 of the Credit Agreement, an
          Event of Default under the Credit
          Agreement or the terms of the PUPCO
          Subordination Agreement."

          (bbb) In Section 8.1, the references to "Phase I" and deleted and the following is added:

          "8.1.5 Reimbursable Costs shall not
          include taxes based on Operator's income or gross receipts."

           (ccc)    The reference to Section 6.1(e) in Section
9.1(a) is deleted.

          (ddd) Section 9.1 is deleted in its entirety and replaced by the following:

          "[Intentionally Omitted]"

          (eee)     The reference to "Phase I" in Section
12.1(1,) is deleted.

          (fff) In Section 16.7, the reference to "Phase I" is deleted and the word "either" in the seventh line is deleted.

          (ggg) The reference to "Phase I" in Section 17.5 is deleted and the word "either" in the seventh line is deleted and replaced with the word "the".

          (hhh) The reference to "Phase I" in Section 17.6 is deleted.

          (iii)     Section 19.1 is hereby deleted in its
entirety and replaced with the following:

          "19.1 Option to Acquire Interest.
          Operator confirms that it has exercised
          its option to acquire a one third (1/3)
          interest ("Acquired Interest") in Owner
          and has no further rights under Section
          19.1."

          Section 19.2 is hereby deleted in its entirety and replaced by the following:

          "19.2 Effect on Annual Fee. The portion of the Annual Fee described in Section
          6.1(11) is no longer due or payable.
          Notwithstanding anything to the contrary contained herein, Operator shall have no claim to any portion of the purchase price paid for the Acquired Interest."

          (jjj)     The following language is added following
Section 19.4(c):

          "(d)  This Section 19.4 shall not apply
          to Lender's assumption of any
          Partnership interest pursuant to the
          Project Agreements or sale of any
          interest in the Project or Partnership."

          (kkk) The reference to "Phase I" in Section 19.5(a) is deleted. The words "or the Entire Project Option Period (as defined in Section 19.1)" are deleted.

          (lll)     The words "Phase I Option Period or the
Entire Project" are hereby deleted from Section 19.6.

          (mmm) The last sentence of Section 19.7 is deleted in its entirety.

          (nnn) The second reference to "Operator" in the ninth line of Section 20.21(c) and the reference to "Operator" in the tenth line of such Section shall be amended to refer to "Owner".

          (ooo) Operator represents that, other than the Steam Venture Agreement, the Assigned Agreement and the other Project Agreements, it has not entered into any other agreement with Assignor relating to the subject matter addressed in the Assigned Agreement.

     4.   PUPCO hereby represents and warrants that:

          (a) The execution, delivery and performance by PUPCO of this Consent to Assignment (i) has been duly authorized by all necessary corporate action, (ii) does not and will not require any further consents or approvals which have not been obtained (provided that, with respect to this clause (a) (ii), Trigen makes no representation with respect to future consents and approvals of the Pennsylvania Public Utility Commission), and
(iii) does not violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on PUPCO;

          (b) This Consent to Assignment is a legal, valid and binding obligation of PUPCO, enforceable against PUPCO in accordance its terms; and

          (c) All permits, authorizations, licenses and government approvals necessary for the execution, delivery and performance by PUPCO of its obligations under this Consent to Assignment have been obtained and are in full force and effect;

     5. All notices required or permitted hereunder shall be in writing and shall be effective (a) upon receipt if hand delivered, (1) upon telephonic verification of receipt if sent by facsimile and (c) if otherwise delivered, upon the earlier of receipt or two (2) "Banking Days," (as defied in the Credit Agreement) after being sent registered or certified mail, return receipt requested, with proper postage affixed thereto, or by private courier or delivery service with charges prepaid, and addressed as specified below:

               If to PUPCO:

               PHILADELPHIA UNITED POWER CORPORATION
               2600 Christian Street
               Philadelphia, PA  19146
               Attn: President
               Telecopy No: (202) 875-691O
               Telephone No: (215) 875-6900

               If to Assignee:

               THE CHASE MANHATTAN BANK, N.A.
               One Chase Plaza, Sixth Floor
               New York, New York 10081
               Attn: Project Finance Group
               Telecopy No.: (212) 552-4276
               Telephone No.: (212) 552-5813

               If to Assignor:

               GRAYS FERRY COGENERATION PARTNERSHIP
               c/o Adwin (Schuylkill) Cogeneration, Inc.
               300 Stevens Drive
               Airport Business Center
               Lester, PA  19113
               Telecopy No.: (610) 595-1068
               Telephone No.: (610) 595-1072


     6. This Consent to Assignment shall be binding upon and inure to the benefit of PUPCO, the Assignor, the Assignee, the Banks and their respective successors, transferees and assigns. PUPCO agrees to confirm such continuing obligation in writing upon the reason-able request of Assignor, Assignee, the Banks or any of their respective successors, transferees or assigns. No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by PUPCO, Assignor and Assignee. This Consent to Assignment shall be governed by the internal laws of the State of New York, without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations law).

     7. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the patties listed below, shall constitute a single binding agreement.

     IN WITNESS WHEREOF, PUPCO by its officer thereunto duly authorized, has duly executed this Consent to Assignment as of the date first set forth above.

                         PHILADELPHIA UNITED POWER CORPORATION
                         a Pennsylvania corporation

                         By:    /s/ S. G. Smith
                         Name:      Steven G. Smith
                         Title:     President


Accepted and agreed to:

THE CHASE MANHATTAN BANK, N.A.,
as Agent for the Banks

By:    /s/ James G. Brown, Jr.
Name:      James G. Brown, Jr.
Title:     Vice President


GRAYS FERRY COGENERATION PARTNERSHIP,
a Pennsylvania general partnership

By:  Adwin (Schuylkill) Company,
     managing general partner

     By:  /s/ William J. Brady III
          Name:  William Brady III
          Title: Vice President